Exhibit 10.4

151014726v5 EXCHANGE AGREEMENT This EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of November 12, 2021, is entered into by and among DFP Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), Deerfield Private Design Fund IV, L.P. (“DPD IV”), Deerfield Partners, L.P. (“DP” and together with DPD IV, the “Deerfield Holders” and each a “Deerfield Holder”) and DFP Sponsor LLC (“Sponsor” and, together with DPD IV and DP, the “Holde rs” and each a “Holder”). RECITALS: A. Each Holder owns (i) the number of shares (with respect to each Holder, its “Owned Common Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and/or Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) set forth opposite such Holder’s name on Schedule A hereto, and (ii) warrants (with respect to each Holder, its “Warrants”) to purchase the number of additional shares of Class A Common Stock set forth opposite such Holder’s name on Schedule A hereto. B. On June 28, 2021, the Company entered into an Agreement and Plan of Merger, with Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc., (without giving effect to any material amendment, waiver or modification thereto, the “Me rger Agreement”). C. Concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with institutional and accredited investors (the “PIPE Investors”), including the Deerfield Holders, pursuant to which the PIPE Investors agreed to purchase, immediately prior to the closing of the Mergers (as defined in the Merger Agreement), an aggregate of 27,500,000 shares of Class A Common Stock of the Company (or a number shares of Series A Common Equivalent Preferred Stock (as defined below) convertible into 27,500,000 shares of Class A Common Stock) for an aggregate gross purchase price of $275,000,000 (the “PIPE Transaction”). Each Deerfield Holder entered into a subscription agreement, dated as of June 28, 2021 (together, the “Subscription Agreements”), with the Company, pursuant to which, and subject to the terms thereof, (i) DP agreed to purchase from the Company, and the Company agreed to sell to DP, 5,000,000 shares of Class A Common Stock of the Company (or a number shares of Series A Common Equivalent Preferred Stock convertible into 5,000,000 shares of Class A Common Stock) and (ii) DPD IV agreed to purchase from the Company, and the Company agreed to sell to DPD IV, 5,000,000 shares of Class A Common Stock of the Company (or a number shares of Series A Common Equivalent Preferred Stock convertible into 5,000,000 shares of Class A Common Stock) (the shares to be purchased by the Deerfield Holders, including any Series A Common Equivalent Preferred Stock, collectively, the “Deerfield PIPE Shares”), in each case, in the PIPE Transaction. Each Deerfield Holder intends to purchase its Deerfield PIPE Shares in the form of Series A Common Equivalent Preferred Stock. D. In connection with the execution and delivery of the Merger Agreement, the Company and each Holder entered into that certain consent and waiver letter, dated as of June 28, 2021 (the “Letter Agreement”), pursuant to which the Company and each Holder agreed, among other things, to negotiate and enter into an agreement that provides for the exchange of a number

2 of shares of Class A Common Stock and Class B Common Stock beneficially owned by such Holder such that, immediately following the consummation of the Mergers and the PIPE Transaction, including the issuance of the Deerfield PIPE Shares in connection therewith, the Holders and their affiliates will collectively beneficially own a number of shares of Class A Common Stock that represents 4.5% of the then outstanding shares of Class A Common Stock, for shares of a Series A Common Equivalent Preferred Stock. E. Prior to the date hereof, each Holder delivered written notice to the Company whereby such Holder elected to be subject to Section 3.3.5 of the Warrant Agreement (the “Warrant Agre e me nt”) between the Company and Continental Stock Transfer & Trust Company (which governs the terms of the Warrants) with a Maximum Percentage (as defined in the Warrant Agreement) of 4.9%. F. The board of directors of the Company (the “Board of Dire ctors”) has authorized the creation of a new series of preferred stock denominated as Series A Common Stock Equivalent Convertible Preferred Stock (the “Series A Common Equivalent Preferred Stock”) with the preferences, rights and limitations described in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Common Equivalent Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”). G. As contemplated by the Letter Agreement, pursuant to this Agreement (and subject to the terms and conditions hereof), in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), each Holder will exchange the number of its Owned Common Shares (with the specific Owned Common Shares, including the date or dates of issuance thereof, to be as designated by each Holder prior to the Effective Time (as defined below)) (the “Exchanged Common Shares”) set forth opposite such Holder’s name on Schedule B hereto for the number of shares (the “Pre fe rre d Share s”) of Series A Common Equivalent Preferred Stock set forth opposite such Holders name on Schedule B hereto, which Preferred Shares shall be convertible from time to time by the holder thereof into shares of Common Stock (the “Conversion Shares”) in accordance with the Certificate of Designation. H. In connection with the closing of the Mergers, the Company, the Holders and the other parties to the Registration Rights Agreement, dated as of March 10, 2020 (the “Existing RRA”) will enter into an Amended and Restated Registration Rights Agreement (the “A&R RRA”). NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I. EXCHANGE; CLOSING Section 1.01. Exchange. Upon the terms, and subject to the satisfaction (or waiver) of the conditions set forth in Article IV, at the Closing (as defined below), each Holder and the Company hereby agree to exchange the number of Exchanged Common Shares set forth opposite such

3 Holder’s name on Schedule B for the number of Preferred Shares set forth opposite such Holder’s name on Schedule B (the “Exchange”). The Company hereby acknowledges and agrees that the specific Owned Common Shares exchanged hereunder, including the date or dates of issuance thereof, shall be as designated by each Holder prior to the Effective Time. Section 1.02. Closing and Settlement. (a) Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the closing of the Exchange (the “Closing”) shall occur immediately prior to the consummation of the Mergers and the PIPE Transactions (the “Effective Time”). At the Closing: (i) each Holder shall deliver or cause to be delivered to the Company or its transfer agent a duly executed stock power, transfer agent instructions or other customary documents of conveyance or transfer, which shall transfer such Holder’s Exchanged Common Shares to the Company, or shall otherwise transmit (or cause its prime broker to transmit for such Holder’s account) such Holder’s Exchanged Common Shares to the Company through The Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system, in each case, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim, limitat ion or restriction thereto (collectively, “Liens”) other than Permitted Liens (as defined below); and (ii) (A) the Company shall issue to each Holder or its designee such Holder’s Preferred Shares, and (B) the Company shall deliver to each Holder (or its designee) stock certificates, duly executed on behalf of the Company, representing such Holder’s Preferred Shares. (b) Effective as of the Effective Time, (i) each Holder shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the Preferred Shares entitled to exercise all rights (including conversion rights) as a holder thereof and (ii) the Exchanged Common Shares held by such Holder shall be deemed cancelled and retired, in each case, without any further action by any party, regardless of when the Exchanged Common Shares are actually delivered or surrendered to the Company or its transfer agent, or the Preferred Shares are issued and delivered to such Holder. (c) Effective as of the Effective Time, each Holder shall, automatically and irrevocably, without any further action by any party, surrender all voting rights in respect of the Exchanged Common Shares (but not, for the avoidance of doubt, any other Owned Common Shares, any Conversion Shares that are issued following the Closing upon conversion or exercise, as applicable, of any Preferred Shares or other securities held by the Holder as of the Effective Time). From and after the Closing, (i) the Holder shall not vote, and shall not be entitled to vote, any of the Exchanged Common Shares at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter and (ii) the Exchanged Common Shares shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs following the Closing (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter) regardless of whether the record date in respect of such meeting or written consent preceded the date of this

4 Agreement. The Company acknowledges and confirms that it has not set a record date for any special meeting or any other meeting of stockholders (or for purposes of determining stockholders entitled to consent to any matter in writing) to be held following the consummation of the Mergers, and covenants and agrees that it shall use its reasonable best efforts to not fix a record date for any such meeting of its stockholders with respect to which a record date has not already been set until the Exchange has become effective, unless the Exchange shall not have become effective as a result of a Holder’s willful breach of this Agreement. Section 1.03. Registration Rights Agreement. Notwithstanding anything to the contrary contained herein, the Conversion Shares issuable upon the conversion of the Preferred Shares, shall be entitled to the rights, privileges and benefits, and shall be subject to the limitations , applicable to the Exchanged Common Shares pursuant to the Existing RRA, as the same shall be amended and restated in accordance with the A&R RRA. Without limiting the foregoing, the Company acknowledges and agrees that the Conversion Shares shall constitute “Registrable Securities” within the meaning of the A&R RRA. Section 1.04. Continuing Lockup Restrictions. Each Holder acknowledges and agrees that, commencing on the date of the Closing (the “Closing Date”), the Preferred Shares issued in exchange for shares of Class B Common Stock issued to the Sponsor (the “Founder Shares”), together with any Conversion Shares (as defined below) issued upon the conversion of such Preferred Shares, shall be subject to the lock-up provisions set forth in the Amended and Restated Bylaws of the Company, the form of which is attached hereto as Exhibit B (the “A&R Bylaws”) and which are to be adopted by the Company and effective as of the consummation of the Mergers. The parties hereto acknowledge and agree that nothing contained in this Agreement is intended to limit, expand or otherwise modify or affect the restrictions on transfer set forth in the A&R Bylaws. For the avoidance of doubt, the restrictions on transfer set forth in the A&R Bylaws shall not be applicable to any Preferred Shares issued hereunder in exchange for any Exchanged Common Shares other than the Founder Shares (or any Conversion Shares issued upon the conversion of such Preferred Shares). ARTICLE II. REPRESENTATIONS AND WARRANTIES Section 2.01. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company as of the date of this Agreement and as of the Effective Time as follows: (a) Incorporation and Authority. Such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has all requisite limited partnership or limited liability company, as applicable, power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated by this Agreement have been duly authorized by all requisite limited liability company, limited partnership or other similar organizational action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement

5 constitutes the legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). (b) Non-Contravention. (i) Neither the execution, delivery and performance by the Holder of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Holder with any of the provisions hereof or thereof, will (A) viola t e , conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Holder under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Holder is a party or by which it may be bound, or to which such Holder or any of the properties or assets of such Holder may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Holder or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Holder’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. (ii) Other than filings with the SEC which may be required under Section 16, Section 13(d) or Section 13(f) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on the part of such Holder and other persons that may be deemed to beneficially own the Exchanged Common Shares or the Preferred Shares, no notice to, registration, declaration or filing with, exemption or review by, or authorization , order, consent or approval of, any Governmental Entity (as defined below), nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Holder of the transactions contemplated by this Agreement. (c) Ownership of the Exchanged Common Shares. Such Holder owns of record and beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of its Exchanged Common Shares free and clear of all Liens, other than Permitted Liens. Except pursuant to this Agreement, the Existing RRA, the Letter Agreement, the Sponsor Letter Agreement and the Stockholder Support Agreement (as defined in the Merger Agreement), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Holder is a party relating to the pledge, disposition or voting of any of the Exchanged Common Shares with respect to or otherwise affecting the matters covered herein and there are no voting trusts or voting agreements with respect to the Exchanged Common Shares

6 with respect to or otherwise affecting the matters covered herein. Upon delivery of the Exchanged Common Shares to the Company, such Holder will convey, or cause to be conveyed, to the Company good, valid and marketable title to the Exchanged Common Shares, free and clear of all Liens other than Permitted Liens. (d) Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Holder. Section 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as of the date of this Agreement and as of the Effective Time as follows: (a) Incorporation and Authority. (i) The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, the Certificate of Designation, and each other agreement, document, instrument, schedule or certificate contemplated by this Agreement to be executed by the Company in connection with or as a condition to each Holder’s obligation to consummate the transactions contemplated hereunder (the “Ancillary Documents”), including the issuance of the Preferred Shares hereunder and the issuance of the Conversion Shares in accordance with the Certificate of Designation, and (ii) own, lease and operate its properties and carry on its business as presently conducted, and the Company is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). (ii) The execution and delivery by the Company of this Agreement and each Ancillary Document, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all requisite corporate or other similar organizational action on the part of the Company. Without limiting the foregoing, no stockholder approval is required in connection with the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby (including the issuance of the Preferred Shares and all of the Conversion Shares issuable upon conversion thereof), including any stockholder approval that would be necessary to remain in compliance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) or required under the rules and regulations of the SEC or the General Corporation Law of the State of Delaware. This Agreement has been, and each Ancillary Document will be, duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and each of the Ancillary Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance

7 with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). (iii) Neither the execution and delivery by the Company of this Agreement and each Ancillary Document, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Company, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement and the issuance (directly or indirectly) of Preferred Shares and the Conversion Shares is not, and will not be, subject to, or trigger, any preemptive rights, rights of first refusal, rights of first offer, notice rights, approval/consent rights, voting rights, review rights or similar rights of any third party and will not trigger any price reset or anti-dilut ion rights. (iv) Except for the filing of the Announcing Form 8-K (as defined below), compliance with any applicable state securities or blue sky laws and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, no consent or approval of, or filing or registration with, any Governmental Entity is necessary for the execution, delivery and performance by the Company of this Agreement or the Ancillary Documents, other than such other consents, approvals, filings or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole. (b) Sale of Securities. The offer, issuance and sale of the Preferred Shares pursuant to this Agreement and the Conversion Shares in accordance with the Certificate of Designation are exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder pursuant to Section 3(a)(9) of the Securities Act. Neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be integrated with prior offerings by the Company, and the Company covenants and agrees that, following the date hereof, it will not take any action or steps that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be

8 integrated with other offerings, in each case, for purposes of (i) the Securities Act that would result in any applicable exemption from registration under the Securities Act not being available for the offer, sale or issuance of the Preferred Shares or the Conversion Shares or (ii) the stockholder approval provisions of Nasdaq. Neither the Company nor any other person acting on its behalf has paid any commission or remuneration that would render the exemption from registration under Section 3(a)(9) under the Securities Act unavailable in connection with the issuance of the Preferred Shares or any Conversion Shares. (c) Shares. The Preferred Shares to be delivered to each Holder hereunder and the Conversion Shares have been duly authorized and, when issued pursuant to this Agreement or the Certificate of Designation, as applicable, shall be validly issued, fully paid and non-assessable and not subject to pre-emptive rights created by statute, the bylaws of the Company (as amended or modified from time to time prior to the Effective Time, the “Bylaws”) or the certificate of incorporation of the Company (as amended or modified from time to time prior to the date Effective Time, the “Certificate of Incorporation”) or any contract to which the Company is a party or is otherwise bound. As of the Effective Time, the Company shall have the right, authority and power to issue, assign and deliver the Preferred Shares and any Conversion Shares to each Holder. Upon delivery of such Preferred Shares and any Conversion Shares to each Holder, such Holder shall acquire good, valid and marketable title to the Preferred Shares or Conversion Shares, as applicable, free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws or the A&R Bylaws. The Company has reserved from its duly authorized capital stock 6,351,000 shares of Common Stock for issuance hereafter upon conversion of the Preferred Shares (provided, in any event, that immediately following the consummation of the Mergers the Company shall have reserved from its duly authorized capital stock an a number of shares of Common Stock sufficient to satisfy the conversion in full of all outstanding Preferred Shares (without giving effect to the Beneficial Ownership Cap (as defined in the Certificate of Designation) and taking into account the forfeiture of Preferred Shares by the Sponsor in connection with the Mergers), as well as 10,000,000 shares of Common Stock for issuance upon conversion of the Deerfield PIPE Shares. (d) Capitalization. (i) The total number of shares of all classes of capital stock which the Company is authorized to issue is 111,000,000 shares, which consists of (a) 110,000,0 00 shares of common stock, par value $0.0001 per share, comprised of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Pre fe rre d Stock”), of which 175,000 shares are and immediately following the Effective Time shall be, designated and authorized as Series A Common Equivalent Preferred Stock. Schedule 2.02(d) to this Agreement sets forth the capitalization of the Company as of the date hereof, including the number of shares of Common Stock and Preferred Stock: (i) issued and outstanding; (ii) issuable upon exercise or conversion of options, warrants, restricted unit awards, purchase rights, indebtedness and other securities, in each case, whether or not vested; (iii) reserved for issuance (directly or indirectly) pursuant to any equity incentive plans. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or

9 similar rights. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect. (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except as set forth in Schedule 2.02(d), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase, sale or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock, Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). (e) Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates. (f) Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any “control share acquisition,” “interested stockholder,” “business combination,” “fair price,” “moratorium,” or other similar anti- takeover provision under the Certificate of Incorporation, Bylaws or other organizationa l documents or the Laws of the State of Delaware which is applicable to each Holder as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in the manner contemplated hereby and thereby, including the Company’s issuance of the Preferred Shares and the Conversion Shares and each Holder’s ownership of the Preferred Shares and the Conversion Shares. (g) Investment Company Status. Neither the Company nor any of its subsidiaries in an “investment company,” and, to the Company’s Knowledge, neither the Company nor any of its subsidiaries is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. (h) Certificate of Designation. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware, has become effective and has not have been rescinded or revoked. ARTICLE III. COVENANTS Section 3.01. Reservation of Shares. On and after the date hereof, the Company shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares pursuant to the Certificate of Designation (without regard to the Beneficial Ownership Cap ).

10 Section 3.02. Certain Stockholders’ Rights Plans. At any time that any Preferred Shares or Conversion Shares remain outstanding, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to each Holder unless the Company has excluded each Holder from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of such Holder’s beneficial ownership of Preferred Stock or Common Stock owned as of the date any such agreement or plan is adopted by the Company. Section 3.03. Blue Sky Filings. The Company shall make all filings, if any, under applicable securities or “Blue Sky” Laws of the states of the United States as shall be necessary in connection with the offering and sale of the Preferred Shares and the Conversion Shares. Section 3.04. Listing. At or prior to the Closing, the Company shall timely submit a duly completed Listing of Additional Shares Notification Form (together with all requisite supporting documentation) to Nasdaq covering the Conversion Shares. Section 3.05. No Exchange Act Registration. For so long as any Preferred Shares remain outstanding, the Company shall not register, or permit the registration of, the Series A Common Equivalent Preferred Stock under the Exchange Act. Section 3.06. Disclosure. At or prior to 5:30 p.m. (New York City time) on the fourth business day following the date hereof, the Company shall file with the SEC one or more Forms 8-K describing the terms of the transactions contemplated by this Agreement and the Ancillary Documents, and including as exhibits to such Form(s) 8-K this Agreement and the form of Certificate of Designation, without redaction (including all schedules, exhibits, appendices hereto and thereto) (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Section 3.07. No Additional Issuances. From and after the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, without the prior written consent of the Deerfield Holders, except for the issuance of the PIPE Shares to the Deerfield Holders and any other issuances of Series A Common Equivalent Preferred Stock to the Holders and their respective Affiliates, the Company shall not issue or agree to issue any shares of Series A Common Equivalent Preferred Stock other than pursuant to this Agreement. Section 3.08. Certain Securities Law Matters. (a) The Company represents, warrants, acknowledges and agrees that (i) for purposes of Rule 144 under the Securities Act, each Holder’s holding period for the Securitie s , shall be deemed to have commenced on the date such Holder acquired the Exchanged Common Shares from the Company or an affiliate of the Company (or such earlier date as may be permitted pursuant to Rule 144 under the Securities Act) and, (ii) Preferred Shares issued to any Holder in exchange for any Exchanged Common Shares that are not “restricted securities” (within the meaning of Rule 144 under the Securities Act) immediately prior to the Effective Time, including, for the avoidance of doubt, Exchanged Common Shares acquired by a Holder in the Company’s initial public offering, together with the Conversion Shares issuable upon the conversion of such Preferred Shares, shall take on the registered/unrestricted character of such Exchanged Common

11 Shares and the Unrestricted Condition specified in clause (A) of Section 6(d)(ii) of the Certificate of Designation shall be deemed to have been satisfied in respect of such Securities. (b) The Company acknowledges and agrees that so long as Stephen Hochberg serves on the Board each of the Holders and their respective Affiliates that beneficially owns (for any purpose of Section 16 of the 1934 Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be a “director by deputization” for purposes of Section 16 of the 1934 Act, including Rule 16b-3 thereunder and related guidance of the SEC, and the Company agrees not to take any contrary position. The Company further acknowledges and agrees that, to the extent Section 16 is applicable to the transactions contemplated hereby and/or the conversion of the Preferred Shares into Common Stock, the Exchange and the direct and indirect issuance (or deemed issuance) to the Holders and their respective Affiliates of the Preferred Shares and the Conversion Shares issuable upon the conversion of the Preferred Stock have been approved by the Company’s board of directors for purposes of Rule 16b-3 under the Exchange Act (the “Section 16 Approval”). Prior to the Effective Time, the Company shall provide to the Holders excerpts of resolutions of the Company’s board of directors embodying the Section 16 Approval, certified by the secretary of the Company. (c) Each Holder undertakes that, while a registration statement covering the sale or resale of the Conversion Shares is effective under the Securities Act, such Holder will only sell or otherwise transfer such Conversion Shares pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act (if available), and if any Conversion Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. The Company acknowledges and agrees that the foregoing undertaking by each Holder constitutes an “Undertaking” (within the meaning of such term in the Certificate of Designation) of such Holder and that no additional undertaking by or on behalf of such Holder shall be required to satisfy clause (B) of the definition of “Unrestricted Conditio ns” under the Certificate of Designation unless this undertaking is withdrawn in writing by such Holder. ARTICLE IV. CONDITIONS. Section 4.01. Conditions to the Company’s and each Holder’s Obligations. The obligations of each Holder, on the one hand, and the Company, on the other hand, to consummate the Exchange and effect the Closing are subject to the satisfaction at the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. Section 4.02. Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions: (a) Each Holder shall have delivered to the Company at the Closing the deliverables set forth in Section 1.02(a)(i); and

12 (b) The representations and warranties of the Holder contained in Section 2.01 shall be true and correct as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Holder’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby, and the Holder shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date. Section 4.03. Conditions to the Holder’s Obligations. The obligation of the Holder to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to (or in the case of Subsection 4.03(f), substantially contemporaneously with) the Closing of the following conditions: (a) The Company shall have delivered to the Holder at the Closing the deliverables set forth in Section 1.02(a)(ii); (b) The representations and warranties of the Company contained in Section 2.02 (disregarding all qualifications as to materiality set forth therein) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date; (c) The Company shall have delivered to the Holder a copy of the Certificate of Designation that has been filed with the Secretary of State of the State of Delaware; (d) The Holder (or their counsel) shall have received customary legal opinions from White & Case LLP, as counsel to the Company, containing the opinions substantially in the form set forth in Schedule C; (e) Nasdaq shall have completed its review of a “Listing of Additional Shares Notification Form” for listing of the Conversion Shares on the Nasdaq Capital Market; (f) The consummation of the Mergers and the PIPE Transaction shall be occurring immediately following the Closing; The Existing RRA shall have been amended and restated as set forth in the A&R RRA. ARTICLE V. MISCELLANEOUS Section 5.01. Entire Agreement. This Agreement, together with the Certificate of Designation, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written (including the Letter Agreement), among the Holders and the Company with respect to the subject matter hereof.

13 Section 5.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Section 5.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Holders or the Company shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that any Holder may assign its rights hereunder to any assignee or transferee of Preferred Shares or Conversion Shares after the Effective Time. Section 5.04. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense. Section 5.05. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof. Section 5.06. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement (including to effectuate the surrender of voting rights as contemplated by Section 1.02(c)). Section 5.07. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Section 5.08. Termination. Except to the extent otherwise agreed in writing by each Holder prior to the Closing, this Agreement shall terminate and be of no further force or effect if the Merger Agreement is terminated prior to the “Closing” (as defined in the Merger Agreement).

14 Section 5.09. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.11 shall be deemed effective service of process on such party. Section 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 5.11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. If to the Holder: c/o Deerfield Management Company L.P. 345 Park Avenue South, 12th Floor New York, NY 10010 Attn: Legal Department Email: legalnotice@deerfield.com with a copy to: Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661 Attn: Mark D. Wood, Esq. Email: mark.wood@katten.com

15 If to the Company (prior to the Closing): DFP Healthcare Acquisitions Corp. 345 Park Avenue South New York, New York 10010 Attention: Christopher Wolfe E-mail: chris.wolfe@dfphealthcare.com with a copy to: White & Case LLP 609 Main Street, Suite 2900 Houston, TX 77002 Attention: Jason A. Rocha E-mail: Jason.rocha@whitecase.com If to the Company (after the Closing): The Oncology Institute Inc. 18000 Studebraker Rd. Suite 800 Cerritos, CA 90703 Attention: Brad Hively E-mail: bradhively@theoncologyinstitute.com with copies (which shall not constitute notice) to: Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 Attention: Steven Stokdyk Brian Duff E- mail: Steven.Stokdyk@lw.com Brian.Duff@lw.com Section 5.12. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings: (a) the word “or” is not exclusive;

16 (b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; (c) the terms “herein,” “hereof ” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (d) “beneficial owner,” “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person or entity’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); (e) the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York generally are authorized or required by Law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York generally are open for use by customers on such day; and (f) the term “pe rson” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. (g) “Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Without limiting the foregoing, with respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall be deemed an Affiliate of such Holder. (h) “Company Material Adverse Effect” means any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (a) a materially adverse effect on the business, operations, assets, liabilit ies or condition (financial or otherwise) or results of operations of the Company, taken as a whole or (b) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or any Ancillary Document or to consummate the transactions contemplated by this Agreement and/or the Ancillary Documents. (i) “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including the SEC and any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization (including Nasdaq).

17 (j) “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Brad Hively or Scott Dalgleish. (k) “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, code, treaty, constitution, regulation, judgment, order, writ, injunction, ruling, decree, administrative interpretation or agency requirement of any Governmental Entity. (l) “Permitted Liens” means (i) Liens arising under this Agreement, the IRA or any other agreement to which the Company is a party, (ii) Liens imposed by the Company and (iii) restrictions on transfer arising under applicable securities laws. Section 5.13. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Section 5.14. Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Section 5.15. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto (and their permitted assigns), any benefit, right or remedies. Section 5.16. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking or proving economic damages, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law. [The remainder of this page is intentionally left blank—signature pages follow]

DocuSign Envelope ID: 43B3EAC1-7E5C-4CA2-8A6E-61C9D4FEC640

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

DFP HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Financial Officer

[Signature page to Exchange Agreement]

The Holders

Deerfield Partners, L.P.

By:	Deerfield Mgmt, L.P., General Partner
	By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David Clark
Name:	David J. Clark
Title:	Authorized Signatory

Deerfield Private Design Fund IV, L.P.

By:	Deerfield Mgmt IV, L.P., General Partner
	By:	J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David Clark
Name:	David J. Clark
Title:	Authorized Signatory

DFP Sponsor LLC

By:	/s/ Lawrence Atinsky
Name:	Lawrencve Atinsky
Title:	Authorized Signatory

[Signaturte page to Exchange Agreement]

Schedule A Owned Common Shares and Warrants Holder Equity Type Record Holder Number of Shares Held Public Warrants Private Warrants Deerfield Private Design Fund IV, L.P. Class A Common Stock The Depository Trust Company or its nominee 2,500,000 625,000 -- Deerfield Partners, L.P. Class A Common Stock The Depository Trust Company or its nominee 2,500,000 625,000 -- DFP Sponsor LLC Class B Common Stock DFP Sponsor LLC 5,360,000 -- 3,733,334

Schedule B Exchanged Common Shares Holder Exchanged Common Shares Preferred Shares Deerfield Private Design Fund IV, L.P. 894,523 8,945.23 Deerfield Partners, L.P. 894,523 8,945.23 DFP Sponsor LLC 5,360,000 53,600

Schedule C 1. The Company is in good standing under the laws of the State of Delaware and has all requisite corporate power to conduct its business and to perform its obligations under the Exchange Agreement. 2. The execution and delivery by the Company of the Exchange Agreement does not, and the consummation by the Company of the transactions contemplated by the Exchange Agreement will not, result in its violation of any provision of (i) the Delaware General Corporation Law (the “DGCL”), or any United States federal statute, rule or regulation, which in our experience is normally applicable with respect to transactions of the type contemplated by the Exchange Agreement (without taking into account the particular nature of the business conducted by the parties to the Exchange Agreement), except that we express no opinion in this paragraph with respect to U.S. federal or state securities or blue sky laws, or (ii) any provision of the Charter and Bylaws of the Company. 3. Each of the Exchange Agreement and the Certificate of Designation has been duly authorized, and the Exchange Agreement has been executed and delivered by the Company. 4. No consent, approval, license, authorization or order of, or filing with, any United States federal or Delaware court or other United States federal or Delaware governmental agency or body which in our experience is normally applicable with respect to transactions of the type contemplated by the Exchange Agreement (without taking into account the particular nature of the business conducted by the parties to the Exchange Agreement) is required to be obtained or made by the Company to authorize, or is required in connection with, the consummation of the transactions contemplated by the Exchange Agreement, except (a) as may be required under the state securities or “Blue Sky” laws of any jurisdiction in the United States (as to which we express no comment or opinion), and (b) as have been obtained or made on or prior to the date hereof. 5. The Preferred Shares have been duly authorized and, when issued in compliance with the provisions of the Exchange Agreement, will be validly issued, fully paid and non-assessable. The Common Shares issuable upon conversion of the Preferred Shares (the “Conversion Shares”), have been duly authorized and, when and if issued upon such conversion in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable. The issuance of the Preferred Shares and the Conversion Shares are not subject to any preemptive rights set forth in the DGCL or the Charter and Bylaws of the Company, except for such preemptive rights as have been complied with or waived. 6. No registration of the Preferred Shares under the Securities Act of 1933, as amended (the “Securities Act”), is required for the issuance of any of the Preferred Shares in the manner contemplated by the Exchange Agreement or for the conversion of the Preferred Shares into the Conversion Shares in accordance with the Certificate of Designation (assuming such issuance is effected on the date hereof), in each case, by virtue of the exemption from registration provided by Section 3(a)(9) of the Securities Act. We express no opinion, however, as to when or under what circumstances any of the Preferred Shares or the Conversion Shares may be reoffered or resold.

Schedule 2.02(d) (1) 23,000,000 shares of Class A common stock, par value $0.0001 (“Class A Stock”), issued and outstanding. 5,750,000 shares of Class B common stock, par value $0.0001 issued and outstanding. 0 shares of preferred stock issued and outstanding. (ii) 9,483,334 warrants issued and outstanding convertible for 9,483,334 shares of Class A Stock. (iii) None.

Exhibit A Certificate of Designation

Exhibit B Amended and Restated Bylaws